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SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549
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FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 2, 2016

EVANS & SUTHERLAND COMPUTER CORPORATION
(Exact Name of Registrant as Specified in Charter)

Utah	001-14677	87-0278175
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

770 Komas Drive, Salt Lake City, Utah	84108
(Address of Principal Executive Offices)	(Zip Code)

(801) 588-1000
(Registrant's telephone number, including area code)
____________________

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14.a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
On September 2, 2016, the board of directors (the "Board") of Evans & Sutherland Computer Corporation (the "Company") approved a form of indemnification agreement to be entered into with the Company's directors and officers (the "Indemnification Agreement"), which is attached hereto as Exhibit 10.1 and incorporated herein by reference. The Company also entered into the Indemnification Agreement with each of its independent directors and with Messrs. Shaw and Johnson as described below.
Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Resignation of David H. Bateman

On September 2, 2016, David H. Bateman resigned as President and Chief Executive Officer ("CEO") of the Company and as a member of the Board, although he will remain an employee of the Company until September 30, 2016.  His resignation is not the result of any disagreement with the Company on matters relating to the Company's operations, policies or practices.  Under the terms of a Separation and Release Agreement (the "Separation Agreement") entered into by the Company and Mr. Bateman in connection with his departure, the Company agreed, among other things, to (a) pay Mr. Bateman a termination payment in the amount of $523,435 (less applicable tax withholdings) over a period of twelve (12) months in accordance with the Company's regular payroll practices, commencing on the Company's first regular payday in the calendar month following the effective date of the Separation Agreement, and (b) deliver to Mr. Bateman legal title to the laptop and mobile phone that Mr. Bateman primarily used as well as a printer and scanner, subject to the Company's the right to remove any confidential or proprietary information from the laptop.  In addition, under the Separation Agreement, if Mr. Bateman properly and timely elects to continue the medical, dental and vision insurance coverage for himself and any qualifying dependents under the Company's group medical, dental and vision insurance plans (collectively, "Continuation Coverage") pursuant to COBRA, the Company will reimburse Mr. Bateman for payments made by him for such Continuation Coverage under COBRA for one year following the date of termination.  The foregoing obligations of the Company are subject to Mr. Bateman's fulfillment of his promises, covenants, agreements, waivers and releases contained in the Separation Agreement, including without limitation, his obligation to provide certain consulting services to the Company for a period of approximately one (1) year following the date of termination.

Appointment of New Chief Executive Officer and Director and President and Chief Operating Officer

Effective as of September 2, 2016, Jon Shaw, age 59, was appointed by the Board to serve as the Company's CEO and as a member of the Board to fill the vacancies created by Mr. Bateman's resignation.  In connection with his appointment as CEO, Mr. Shaw and the Company entered into an employment agreement (the "Shaw Agreement") specifying the terms of his employment with the Company.  There is no arrangement or understanding between Mr. Shaw and any other person pursuant to which Mr. Shaw was selected as an officer or director.  Except as described herein, there are no existing or currently proposed transactions to which the Company is a party and in which Mr. Shaw has a direct or indirect material interest.  Mr. Shaw does not have any family relationships with any of the officers or directors of the Company.

Mr. Shaw has been employed in a number of positions with Spitz, Inc. ("Spitz"), the Company's wholly owned subsidiary, including President and Chief Executive Officer since 2001, Chief Operating Officer between 1998 and 2001, Vice President of Sales and Technology between 1992 and 1998, Director of Engineering from 1989 until 1992 and project engineer between 1986 and 1989. Previously, he held various roles with Mobil Oil Corporation between 1978 and 1986, including project engineer, advanced engineer and senior engineer.  Mr. Shaw received a Bachelor's Degree in mechanical engineering from the University of Delaware and an MBA from Widener University.

Effective as of September 2, 2016, Kirk Johnson, age 55, was appointed by the Board to serve as the Company's President and Chief Operating Officer ("COO").  In connection with such appointment, Mr. Johnson and the Company entered into an employment (the "Johnson Agreement") specifying the terms of his employment with the Company.  Except as described herein, there are no existing or currently proposed transactions to which the Company is a party and in which Mr. Johnson has a direct or indirect material interest.  Mr. Johnson does not have any family relationships with any of the officers or directors of the Company.

Prior to his appointment as COO, Mr. Johnson served for 14 years as the Company's Vice President and General Manager of Digital Theater.  He joined the Company in 1990 and held various engineering and management positions prior to being appointed Vice President in 2002. Prior to E&S, Mr. Johnson worked as an FCC compliance and regulatory engineer and project manager at Communication Certification Laboratory from 1986 until 1990.  He received a Bachelor's Degree in electrical engineering and an MBA, both from the University of Utah.

Employment Related Contracts

Shaw Agreement

Pursuant to the Shaw Agreement, Mr. Shaw will receive an annual base salary of $300,000 and be eligible to receive certain performance based compensation under the Company's Management Incentive Plan based upon the Company's and Mr. Shaw's achievement of various financial goals established and approved annually by the Company's Compensation Committee.  In addition, Mr. Shaw was granted stock options to purchase up to 125,000 of shares of the Company's common stock.  Pursuant to the terms of the Company's 2014 Equity Incentive Plan (the "Equity Plan"), the options vest in five (5) equal annual installments beginning January 1, 2017; provided that any unvested options immediately vest upon a Change of Control (as defined in the Equity Plan).  Mr. Shaw is also entitled on the same basis as other similarly-situated employees of the Company, to participate in and to receive benefits under any applicable benefit plans, as well as under the Company's business expense reimbursement and other policies.  The Shaw Agreement also provides that, subject to the execution of a general release in the form attached to the Shaw Agreement, if Mr. Shaw's employment with the Company is terminated (a) by Mr. Shaw for good reason, or (b) by the Company without cause or as a result of death or disability, Mr. Shaw will be entitled to receive severance payments equal to 135% of his base salary at the time of such termination, less applicable withholding, payable over a period of 12 months after the date of Mr. Shaw's separation from the Company, and during such 12 month severance period or until he obtains similar coverage from a subsequent employer (if earlier), the Company will pay the premiums to continue Mr. Shaw's group health insurance coverage under COBRA, to the extent Mr. Shaw is eligible for such coverage and has elected continuation coverage under the applicable rules.  Mr. Shaw will also be entitled to receive the foregoing severance payment and benefit in the event his employment with the Company is terminated by the Company or its successor without cause within 12 months following a Change of Control; except that the severance payment and benefit will be made in a single lump sum upon execution and non-revocation of the form of release attached to the Shaw Agreement.

Johnson Agreement

Pursuant to the Johnson Agreement, Mr. Johnson will receive an annual base salary of $285,000 and be eligible to receive certain performance based compensation under the Company's Management Incentive Plan based upon the Company's and Mr. Johnson's achievement of various financial goals established and approved annually by the Company's Compensation Committee.  In addition, Mr. Johnson was granted stock options to purchase up to 100,000 of shares of the Company's common stock.  Pursuant to the terms of the Equity Plan, the options vest in five (5) equal annual installments beginning January 1, 2017; provided that any unvested options immediately vest upon a Change of Control.  Mr. Johnson is also entitled on the same basis as other similarly-situated employees of the Company, to participate in and to receive benefits under any applicable benefit plans, as well as under the Company's business expense reimbursement and other policies.  The Johnson Agreement also provides that, subject to the execution of a general release in the form attached to the Johnson Agreement, if Mr. Johnson's employment with the Company is terminated (a) by Mr. Johnson for good reason, or (b) by the Company without cause or as a result of death or disability, Mr. Johnson will be entitled to receive severance payments equal to 135% of his base salary at the time of such termination, less applicable withholding, payable over a period of 12 months after the date of Mr. Johnson's separation from the Company, and during such 12 month severance period or until he obtains similar coverage from a subsequent employer (if earlier), the Company will pay the premiums to continue Mr. Johnson's group health insurance coverage under COBRA, to the extent Mr. Johnson is eligible for such coverage and has elected continuation coverage under the applicable rules.  Mr. Johnson will also be entitled to receive the foregoing severance payment and benefit in the event his employment with the Company is terminated by the Company or its successor without cause within 12 months following a Change of Control; except that the severance payment and benefit will be made in a single lump sum upon execution and non-revocation of the form of release attached to the Johnson Agreement.

In connection with their appointments, Messrs. Shaw and Johnson each entered into the Indemnification Agreement.

The foregoing summary of the terms and conditions of the Separation Agreement, the Shaw Agreement and the Johnson Agreement (the "Agreements") does not purport to be complete, and is qualified in its entirety by reference to the full text of the Agreements, which are attached hereto as Exhibits 10.2, 10.3 and 10.4, respectively, and incorporated herein by reference.

On September 6, 2016, the Company issued a press release announcing the resignation of Mr. Bateman and the appointment of Mr. Shaw as CEO and Director and Mr. Johnson as President and COO. A copy of the press release is attached hereto as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits.

Exhibit No.          Description

10.1	Form of Indemnification Agreement
10.2	David Bateman Separation and Release Agreement
10.3	Jon Shaw Employment Agreement
10.4	Kirk Johnson Employment Agreement
99.1	Press Release of Evans & Sutherland Computer Corporation dated September 6, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 8, 2016	EVANS & SUTHERLAND COMPUTER CORPORATION

By:       /s/ Paul Dailey
Name:  Paul Dailey
Its:        Chief Financial Officer and Corporate Secretary